Rovi to Acquire TiVo, Creating $3 Billion Entertainment Technology Leader

•	Two of the industry’s most influential players join forces to transform media and entertainment technology

•	Best-in-class products and services to capitalize on evolving entertainment marketplace

•	Combined IP portfolios of over 6,000 issued patents and pending applications

•	$100 million in annual cost synergies - accretive to Rovi’s Non-GAAP EPS within the first 12 months

•	Adopting “TiVo” as new company name

•	Companies to host joint conference call today at 8:00 a.m. ET

San Carlos, CA and San Jose, CA, April 29, 2016 - Rovi Corporation (NASDAQ: ROVI) and TiVo Inc. (NASDAQ: TIVO) today announced that Rovi will acquire TiVo for $10.70 per share in cash and stock for total consideration of approximately $1.1 billion. The new company combines two media and entertainment technology innovators with complementary products, services, and intellectual property assets and a common mission to write the next chapter of the consumer entertainment experience. The company will continue to be led by Tom Carson and upon closing of the transaction will adopt the iconic TiVo brand as the new company name.

“Rovi’s acquisition of TiVo, with its innovative products, talented team, and substantial intellectual property portfolio, strengthens Rovi’s position as a global leader in media discovery, metadata, analytics, and IP licensing,” said Tom Carson, CEO of Rovi. “It’s an exciting time as the media and entertainment landscape undergoes a significant evolution. The combined capabilities of TiVo and Rovi place us in a tremendous position to extend services across platforms and to a customer base that includes traditional, over-the-top and emerging players across the globe. By working together, Rovi and TiVo will revolutionize how consumers experience media and entertainment and at the same time build value for our stockholders.”
“We’re proud of TiVo’s strong innovation history and of the ongoing efforts of our team to provide best-in-class products for our loyal consumer and service provider customers,” said Naveen Chopra, Interim CEO and CFO of TiVo. “This transaction is the culmination of those efforts and the logical next step for TiVo. In joining forces with Rovi, our customers, employees and stockholders will benefit from being part of a more diversified industry leader with significantly greater market opportunities. Our combination creates a more influential global player with a commitment to product innovation, which will be incredibly well positioned to redefine television.”
Natural Synergy, Strong Business

This transaction brings together the technology and products required to achieve the company’s strategic goals and deliver substantial stockholder value.

•	TiVo’s leadership in user experience and content discovery brings together traditional television, OTT and on-demand content into one experience across devices

•	Rovi’s strength in guides, personalization, advertising, analytics and cloud services

•	On a pro forma basis, for the twelve months ended December 31, 2016, the combined company is estimated to have more than $800 million in revenue after purchase accounting adjustments

•	The combined company is expected to realize at least $100 million in annual cost synergies, with 65 percent of these synergies recognized in the first 12 months

•	The expected synergies are in addition to TiVo’s targeted current year $32 million Adjusted EBITDA increase from restructuring and margin improvements

•	The transaction is expected to be accretive to Rovi’s Non-GAAP EPS within the first 12 months post-close
Shared Customers, Global Reach
Rovi and TiVo serve many of the largest pay-TV operators both in the U.S. and around the world.

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Combined benefits include enhanced global reach, serving nearly 500 service providers across countries, adding more than 10 million TiVo-served households to Rovi’s current base of approximately 18 million households using Rovi guides worldwide

•	Solutions will be integrated to deliver enhanced customer value and to strengthen relationships with top partners
Unique Company, Further Innovation

•	The transaction will create a company with a large presence in the consumer, consumer electronic, service provider and web-scale marketplaces

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TiVo has played an iconic role in ushering in over a decade of rapid change in how consumers find, select, and watch television. These consumer innovations have also been successfully deployed for the benefit of service providers around the world

•	Rovi and TiVo have invested over $1.5 billion in R&D over the past 10 years. Few companies have had a greater impact on the evolution of tv and video.

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This powerful combination of consumer innovation and service provider distribution will continue to be a unique asset of the combined company and will be further enhanced by Rovi’s prowess in areas like metadata, conversational search, and data analytics

Strong Intellectual Property Portfolios and Licensing Business
Together, Rovi and TiVo have worldwide portfolios of over 6,000 issued patents and pending applications worldwide.

•	Both Rovi and TiVo have been successful in monetizing their innovations and intellectual property, with more than $3 billion in combined IP licensing revenues and past damage awards

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TiVo’s IP assets, combined with Rovi’s recent OTT partnership with Intellectual Ventures, further strengthens the company’s collective position as a leading provider of intellectual property in media and entertainment discovery

The Most Powerful Analytics in the Industry
The combined company will offer the industry’s most powerful analytics platform dedicated to media and entertainment, helping service providers and media companies strengthen consumers’ connections to the content they love.

•	Industry leading monetization products for services providers, advertisers and media companies, with access to data from multiple platforms including television, mobile and cloud services

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TiVo’s unique cross-device viewership data merged with Rovi’s analytics tools will enable better targeting of media spend, improved advertising inventory yield and the creation of targeted advertising capabilities for service providers, advertisers and media companies

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TiVo's cross-device viewership data will enhance Rovi's Operator Insights and Subscriber Analytics tools to give service providers more visibility and more precise methods to improve customer retention and manage churn

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Transaction Terms

•	Rovi will acquire TiVo for $10.70 per share in cash and stock, approximately $1.1 billion in aggregate consideration

•	Rovi will pay $2.75 per share in cash, or approximately $277 million, subject to adjustment as described under the collar mechanism below

•	The remainder, $7.95 per share, will be paid in shares of common stock of a new holding company that will own both Rovi and TiVo

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Number of shares to be issued to TiVo stockholders will be calculated based on Rovi’s average VWAP over the 15 trading days ending on the third trading day prior to close (the Average Rovi Stock Price) and subject to the collar mechanism described below

•	Rovi stockholders will own one share of the new holding company for each share of Rovi common stock owned as of the closing

•	Offer represents a premium of approximately 40 percent over TiVo’s closing price of $7.66 on March 23, 2016, the last trading day prior to media speculation about a possible transaction

•	Stock component of the consideration is expected to be a tax-free exchange to TiVo stockholders

•	Cash consideration will be financed from cash on hand in the combined company, and the combined company is expected to have $150 - $270 million on hand at closing
The Board of Directors of the combined company will include participation from TiVo’s current Board.

Collar Mechanism

The stock consideration is subject to a two-way collar between Average Rovi Stock Prices of $16.00 and $25.00.
If Rovi’s stock price increases between the agreement date and the closing, TiVo stockholders will receive fewer shares (a lower exchange ratio) until the Average Rovi Stock Price reaches $25.00, at which point the exchange ratio will be fixed at 0.3180 per share.
Conversely, if Rovi’s share price decreases between signing and closing, TiVo stockholders will receive more shares (a higher exchange ratio) until the Average Rovi Stock Price reaches $18.71. Between an Average Rovi Stock Price of $18.71 (exchange ratio of 0.4250 per share) and $16.00 (exchange ratio of 0.4969 per share), Rovi has the option to pay additional cash instead of issuing more shares. If the Average Rovi Stock Price is below $16.00, Rovi may set the exchange ratio, in its sole discretion, between 0.4250 and 0.4969. If Rovi makes this election, the per share cash amount will be $10.70 minus the product of the Average Rovi Stock Price and the applicable exchange ratio that Rovi elects. In no event will the cash amount be more than $3.90 per share.
Post-transaction, current Rovi stockholders will own between 66.8 percent and 72.9 percent of the pro forma shares outstanding in the new holding company, assuming that at Average Rovi Stock Prices between $16.00 and $18.71 Rovi elects to provide more cash consideration rather than incremental shares
Approvals Required
The boards of both companies have approved the transaction. The transaction is subject to customary closing conditions, including approval by TiVo’s and Rovi’s stockholders at special meetings to be held in connection with the transaction as well as clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The companies believe that they will be able to obtain the requisite clearances on a timely basis and the transaction is expected to close in Q3 of 2016.
NOL Rights Plan

Concurrent with the approval of this transaction, Rovi’s Board approved the adoption of a Stockholder Rights Plan (the NOL Rights Plan,) designed to protect Rovi’s $1.2 billion federal Net Operating Losses (NOLs) from the effect of Section 382 under the US Internal Revenue Code, which can limit the use of the NOLs. The completion of the TiVo deal would move Rovi significantly closer to the 50 percent ownership change outlined in Section 382 and increase the likelihood of a loss of Rovi’s valuable NOLs. Rovi believes that its tax attributes represent an important corporate asset that can provide long-term stockholder benefits and should be protected. The NOL Rights Plan is similar to those adopted by numerous other public companies with significant tax assets. The NOL Rights Plan is set to expire at the earlier of completion or termination of the TiVo transaction. It is proposed that the certificate of incorporation of the new holding company will include a provision that would prohibit transfers of the holding company’s common stock that would adversely affect the holding company’s NOL tax asset following the closing. The stockholders of Rovi will be provided the opportunity to vote on the new holding company charter in connection with the approval of the transaction. Following the closing, the holding company board will, from time to time, review whether the continued effectiveness of the charter provision and any NOL Rights Plan that may be adopted continues to be in the best interests of the combined company and its stockholders.
Advisors
Evercore is serving as financial advisor to Rovi and Cooley LLP is serving as legal counsel. LionTree Advisors is serving as financial advisor to TiVo and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel.
Conference Call and Webcast Information
Rovi will host a conference call on Friday, April 29, 2016, at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) to discuss the transaction and Q1 financial results. A representative of TiVo will also join the call. Investors and analysts interested in participating in the conference are welcome to call 1-866-621-1214 (or international +1-706-643-4013) and reference conference ID 3449304. The conference call can also be accessed via live webcast in the Investor Relations section of Rovi's website at http://www.rovicorp.com/.
A replay of the audio webcast will be available on Rovi Corporation's website shortly after the live call ends and will remain on Rovi Corporation's website until its next quarterly earnings call. Additionally, a telephonic replay of the conference call will be available through May 6, 2016 and can be accessed by calling 1-800-585-8367 (or international +1-404-537-3406) and entering conference ID 3449304.
No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Non-GAAP Information
Non-GAAP EPS is defined as diluted earnings per share from continuing operations, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as changes in the fair value of contingent consideration, gains from the release of Sonic payroll tax withholding liabilities related to a stock option review, transaction, transition and integration costs, contested proxy election costs, restructuring and asset impairment (benefit) charges, payments to note holders and for expenses in connection with the early redemption or modification of debt, gains on sale of strategic investments and discrete income and franchise tax items, including changes in reserves.
TiVo's "EBITDA" means income before interest income and expense, provision for income taxes and depreciation and amortization. TiVo's "Adjusted EBITDA" is EBITDA adjusted for acquisition related charges for retention earn-outs payable to former shareholders of the business we acquired and changes in fair value of acquired business' performance related earn-outs, transition and restructuring charges, pre-tax, stock-based compensation, litigation expenses associated with litigation matters (whether or not initiated by us) which have the potential to result in revenue generation and litigation proceeds attributable to past damage awards, but includes litigation proceeds recognized as technology licensing revenue.
Forward-Looking Statements
This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed acquisition of TiVo, the integration of TiVo’s IP assets into Rovi’s products and solutions offerings, Rovi’s plans for such offerings and customer demand for such offerings, enhanced global reach, anticipated combined company revenue, synergies and financial results, future product offerings and expected transaction timing. A number of factors could cause Rovi’s and TiVo’s actual results to differ from anticipated results expressed in such forward-looking statements. Such factors include, among others, 1) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; 2) uncertainty as to the actual premium that will be realized by TiVo stockholders in connection with the proposed transaction; 3) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Rovi and TiVo; 4) uncertainty as to the long-term value of the combined companies’ common stock; 5) unpredictability and severity of natural disasters; 6) adequacy of Rovi’s or TiVo’s risk management and loss limitation methods; 7) the resolution of intellectual property claims; 8) seasonal trends that impact consumer electronics sales; 9) the combined companies’ ability to implement their business strategy; 10) adequacy of Rovi’s, TiVo’s or the combined companies’ loss reserves; 11) retention of key executives by Rovi and TiVo; 12) intense competition from a number of sources; 13) potential loss of business from one or more major licensees; 14) general economic and market conditions; 15) the integration of businesses the combined companies may acquire or new business ventures the combined companies may start; 16) evolving legal, regulatory and tax regimes; 17) the expected amount and timing of cost savings and operating synergies; 18) failure to receive the approval of the stockholders of either Rovi or TiVo; 19) litigation related to the transaction; 20) unexpected costs, charges or expenses resulting from the transaction; and 21) other developments in the DVR and advanced television solutions market, as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in Rovi’s Annual Report on Form 10-K for the period ended December 31, 2015 and Rovi’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, TiVo’s Annual Report on Form 10-K for the period ended January 31, 2016, and other securities filings which are on file with the Securities and Exchange Commission (available at www.sec.gov). Neither company assumes any obligation to update any forward-looking statements except as required by law.
ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT
This communication is not a solicitation of a proxy from any stockholder of Rovi, Titan Technologies Corporation or TiVo. In connection with the Agreement and Plan of Merger among Rovi, TiVo, Titan Technologies Corporation (“Parent”), Nova Acquisition Sub, Inc. and Titan Acquisition Sub, Inc., Rovi, TiVo and Parent intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Parent that will contain a joint proxy statement/prospectus. ROVI AND TIVO STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT ROVI, TIVO, PARENT AND THE PROPOSED TRANSACTION. Stockholders may obtain a free copy of the joint proxy statement/prospectus (when it becomes available), as well as any other documents filed by Rovi, Parent and TiVo with the Securities and Exchange Commission, at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Stockholders may also obtain a free copy of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus from Rovi by directing a request to Rovi Investor Relations at +1-818-565-5200 and from TiVo by directing a request to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York, 10016, (212) 929-5500, proxy@mackenziepartners.com.
PARTICIPANTS IN THE SOLICITATION
Rovi, Parent, TiVo and their respective directors and executive officers and other members of their management and employees may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Rovi’s directors and officers can be found in its proxy statement filed with the Securities and Exchange Commission on March 10, 2016 and information regarding TiVo’s directors and officers can be found in its proxy statement filed with the Securities and Exchange Commission on June 1, 2015. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus that Parent will file with the Securities and Exchange Commission when it becomes available. Stockholders may obtain a free copy of these documents as described in the preceding paragraph.
©Rovi 2016. Rovi is a registered trademark of Rovi Corporation. TiVo is a registered trademark of TiVo Inc. and/or its subsidiaries. All other brands and product names and trademarks are the registered property of their respective companies.
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About TiVo
TiVo Inc. (NASDAQ: TIVO) is a global leader in next-generation television services. With global headquarters in San Jose, CA and offices in New York, NY, Durham, NC, and Warsaw, Poland, TiVo's innovative cloud-based Software-as-a-Service solutions enable viewers to consume content across multiple screens in and out-of-the home. The TiVo solution provides an all-in-one approach for navigating the 'content chaos' by seamlessly combining live, recorded, on-demand and over-the-top television into one intuitive user interface with simple universal search, discovery, viewing and recording from a variety of devices, creating the ultimate viewing experience. TiVo products and services are available at retail or through a growing number of pay-TV operators worldwide. TiVo's multiple subsidiary companies provide the broader television industry and consumer electronics manufacturers with set-top box, cloud-based video discovery and recommendation options, interactive advertising solutions, and audience research and measurement services. More information at: www.TiVo.com.

About Rovi
Rovi Corporation (NASDAQ: ROVI) is creating personalized and data-driven ways for viewers to discover the right entertainment and for providers to discover the right audiences. Chosen by top brands in entertainment content, services and devices, Rovi touches the lives of hundreds of millions of consumers by providing comprehensive solutions, customizable products and technology licensing to make discovery simple, seamless and personal. With more than 5,000 issued or pending patents worldwide, Rovi is advancing entertainment and audience discovery. Learn more at www.rovicorp.com or follow us on Twitter @rovicorp.com.

For more information, contact:

Rovi Corporation

Press:
Ricca Silverio
Vice-President, Finn Partners
ricca.silverio@finnpartners.com
+1-949-439-7869

Howard Solomon
Managing Partner, Finn Partners
howard.solomon@finnpartners.com
+1-415-272-0767

Investors:
Peter Ausnit
VP, Investor Relations
peter.ausnit@rovicorp.com
+1-818-565-5200
TiVo Press: Steve Wymer VP, Communications swymer@tivo.com +1-408-519-9254 Investors: Derrick Nueman VP, Investor Relations dnueman@tivo.com +1-408-519-9677